Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Cal Evans
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com
Synovus Announces Earnings for the Fourth Quarter 2022
Diluted Earnings per Share of $1.35 vs. $1.33 in 3Q22
Adjusted Diluted Earnings per Share of $1.35 vs. $1.34 in 3Q22

COLUMBUS, Ga., Jan. 18, 2023 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended Dec. 31, 2022. "Our 2022 financial results validated the resiliency of our business model and our team's ability to successfully execute on key strategic growth initiatives while delivering top quartile returns and efficiency," said Kevin Blair, Synovus chairman, CEO and president. "With pre-provision net revenue up 19%, the year was shaped by broad-based growth and stability in our core banking franchise that enabled investments in new sources of growth and enhancements to the client experience. Our commonsense approach to expense, credit, and capital management positions us for continued growth while remaining flexible as economic volatility persists. 2023 is a year of focused execution that will continue to drive profitable growth, enhanced service quality, and deeper client relationships. And as we also navigate uncertain economic terrain, risk profile resiliency, broad-based deposit generation, and strong credit vigilance remain top priorities. We're confident in the strength of our footprint, talent, and ability to execute, which will translate into achieving our stated near-term and long-term financial targets."
2022 Highlights
•Net income available to common shareholders for 2022 was $724.7 million, or $4.95 per diluted share, as compared to $727.3 million, or $4.90 per diluted share, for 2021.
•Pre-provision net revenue of $1.05 billion increased $165.6 million, or 19%, largely driven by robust net interest income growth that was fueled by strong loan growth and an overall asset sensitive position given rising interest rates.
◦Adjusted pre-provision net revenue excluding Paycheck Protection Program (PPP) revenue of $1.04 billion increased $233.0 million, or 29%.
•Period-end loans increased $4.79 billion, or 12%, excluding PPP loans, with broad-based growth across asset classes led by commercial lines of business.
•Period-end deposits declined $555.7 million, or 1%, impacted by increasing pricing pressures; however, overall deposit costs benefited from prudent pricing strategy and an extended lag on deposit pricing.
•Credit metrics including non-performing loan, non-performing asset, and net charge-off ratios are at or near historically low levels.
•Provision for credit losses of $84.6 million in 2022 compared to a reversal of credit losses of $106.3 million for the prior year. 2022 results reflect a deterioration in the economic outlook for 2023 and 2024 and strong loan growth, while prior year results benefited from an improvement in the economic outlook as the effects of the COVID-19 pandemic began to subside.
•Preliminary year-end CET1 ratio of 9.63% increased to upper half of target operating range of 9.25% to 9.75%.
•Continued progress on key strategic initiatives as pre-tax run rate benefit of $175 million Synovus Forward initiative was achieved.

Fourth Quarter 2022 Highlights
•Net income available to common shareholders was $197.5 million, or $1.35 per diluted share, up $0.02 sequentially and up $0.04 compared to the fourth quarter 2021.

•Total revenue of $603.8 million increased $21.6 million, or 4%, sequentially and was up $94.4 million, or 19%, compared to the fourth quarter 2021.
•Pre-provision net revenue of $294.8 million increased $6.6 million, or 2%, sequentially and was up $80.6 million, or 38%, compared to the fourth quarter 2021.
•Period-end loans increased $1.14 billion, or 3%, representing a growth rate of 11% annualized, our sixth consecutive quarter of annualized double-digit loan growth.
•Period-end deposits grew $1.17 billion, or 2%, sequentially.
◦Core deposits increased $372.8 million, or 1%, sequentially.
•Credit quality metrics remained stable from the previous quarter and included a quarter-end non-performing loan ratio of 0.29%, non-performing asset ratio of 0.33%, and a quarterly net charge-off ratio of 0.12%.
•Preliminary CET1 ratio of 9.63% grew 11 bps sequentially as capital generation continued to support client loan growth.

Fourth Quarter 2022 Summary

	Reported			Adjusted
(dollars in thousands)	4Q22	3Q22	4Q21	4Q22	3Q22	4Q21
Net income available to common shareholders	$197,479	$194,753	$192,110	$197,576	$195,481	$198,373
Diluted earnings per share	1.35	1.33	1.31	1.35	1.34	1.35
Total revenue	603,785	582,217	509,381	N/A	N/A	N/A
Total loans	43,716,353	42,571,458	39,311,958	N/A	N/A	N/A
Total deposits	48,871,559	47,697,564	49,427,276	N/A	N/A	N/A
Return on avg assets	1.38%	1.39%	1.40%	1.39%	1.39%	1.44%
Return on avg common equity	20.93	18.66	16.11	20.94	18.73	16.64
Return on avg tangible common equity	24.21	21.29	18.14	24.22	21.37	18.72
Net interest margin	3.60	3.49	2.96	N/A	N/A	N/A
Efficiency ratio-TE(1)(2)	51.08	50.41	57.85	50.58	49.98	55.64
NCO ratio-QTD	0.12	0.04	0.11	N/A	N/A	N/A
NPA ratio	0.33	0.32	0.40	N/A	N/A	N/A
(1) Taxable equivalent
(2) Adjusted tangible efficiency ratio

Balance Sheet

Loans*

(dollars in millions)	4Q22	3Q22	Linked Quarter Change	Linked Quarter % Change	4Q21	Year/Year Change	Year/Year % Change
Commercial & industrial**	$22,066.7	$21,212.5	$854.1	4%	$19,622.9	$2,443.7	12%
Commercial real estate	12,650.3	12,288.0	362.3	3	11,015.1	1,635.2	15
Consumer	8,999.4	9,071.0	(71.6)	(1)	8,673.9	325.5	4
Total loans	$43,716.4	$42,571.5	$1,144.9	3%	$39,311.9	$4,404.4	11%
*    Amounts may not total due to rounding
**    Includes PPP balances of $14.7 million, $42.8 million, and $399.6 million at 4Q22, 3Q22, and 4Q21, respectively.

•Total loans ended the quarter at $43.72 billion, up $1.14 billion sequentially, or 11% annualized, led by continued diversified growth from commercial lines of business across multiple industries and segments.

Deposits*

(dollars in millions)	4Q22	3Q22	Linked Quarter Change	Linked Quarter % Change	4Q21	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$14,574.5	$15,373.7	$(799.3)	(5)%	$15,242.8	$(668.4)	(4)%
Interest-bearing DDA	5,761.4	5,776.8	(15.4)	—	6,347.0	(585.6)	(9)
Money market	12,480.7	12,918.6	(437.9)	(3)	14,886.4	(2,405.7)	(16)
Savings	1,396.4	1,470.1	(73.7)	(5)	1,404.4	(8.0)	(1)
Public funds	6,635.6	5,549.7	1,085.9	20	6,284.6	351.0	6
Time deposits	2,724.1	2,110.9	613.1	29	2,427.1	297.0	12
Brokered deposits	5,299.0	4,497.8	801.2	18	2,835.0	2,464.0	87
Total deposits	$48,871.6	$47,697.6	$1,174.0	2%	$49,427.3	$(555.7)	(1)%
*    Amounts may not total due to rounding

•Total deposits ended the quarter at $48.87 billion, an increase of $1.17 billion, or 2%, sequentially as focus on new deposit production and seasonal benefit from public funds drove growth.
•Total deposit costs increased 50 bps from the third quarter 2022 to 88 bps.
◦Total deposit beta cycle to date through the fourth quarter 2022 of 21% reflects disciplined pricing strategy and benefit from lag in deposit repricing.

Income Statement Summary*

(in thousands, except per share data)	4Q22	3Q22	Linked Quarter Change	Linked Quarter % Change	4Q21	Year/Year Change	Year/Year % Change
Net interest income	$501,346	$477,919	$23,427	5%	$392,313	$109,033	28%
Non-interest revenue	102,439	104,298	(1,859)	(2)	117,068	(14,629)	(12)
Non-interest expense	308,996	294,010	14,986	5	295,207	13,789	5
Provision for (reversal of) credit losses	34,884	25,581	9,303	36	(55,210)	90,094	nm
Income before taxes	$259,905	$262,626	$(2,721)	(1)%	$269,384	$(9,479)	(4)%
Income tax expense	54,135	59,582	(5,447)	(9)	68,983	(14,848)	(22)
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$197,479	$194,753	$2,726	1%	$192,110	$5,369	3%
Weighted average common shares outstanding, diluted	146,528	146,418	110	—	146,793	(265)	—
Diluted earnings per share	$1.35	$1.33	$0.02	2%	$1.31	$0.04	3%
Adjusted diluted earnings per share	$1.35	$1.34	$0.01	1%	$1.35	$—	—%
Effective tax rate	20.83%	22.69%			25.61%
*    Amounts may not total due to rounding

Core Performance

•Net interest income increased $23.4 million, or 5%, compared to the prior quarter and was up $109.0 million, or 28%, compared to the fourth quarter 2021, driven by loan growth, interest rate increases, and disciplined deposit pricing.
◦Net interest margin was 3.60%, up 11 bps from the previous quarter.
•Non-interest revenue of $102.4 million decreased $1.9 million, or 2%, sequentially and declined $14.6 million, or 12%, compared to the fourth quarter 2021.
◦Unfavorable valuation adjustments totaling $5.0 million for two tax equity investment partnerships and continued lower mortgage banking income from a challenging environment were somewhat offset by growth in wealth revenue and card fees.
•Non-interest expense increased $15.0 million, or 5%, sequentially and was up $13.8 million, or 5%, compared to the fourth quarter 2021.
◦Increases were primarily driven by a combination of performance-related costs which align with financial performance, investments in new business initiatives, and infrastructure spend.
•Credit quality ratios remain historically strong. The non-performing loan and asset ratios were stable at 0.29% and 0.33%, respectively; the net charge-off ratio for the quarter was 0.12%, in line with recent levels; and total past dues were 0.15% of total loans outstanding.
•Provision for credit losses of $34.9 million increased $9.3 million sequentially and compares to a reversal of credit losses for the fourth quarter 2021 of $55.2 million. The increases were impacted by uncertain economic conditions, loan growth, and the cessation of a third-party lending relationship.
◦The allowance for credit losses coverage ratio (to loans) of 1.15% was up 2 bps sequentially and down 4 bps compared to the prior year and reflects the positive performance in the loan portfolio offset by a negative bias influencing future economic scenario metrics.

Capital Ratios

	4Q22		3Q22	4Q21
Common equity Tier 1 capital (CET1) ratio	9.63%	*	9.52%	9.50%
Tier 1 capital ratio	10.68	*	10.59	10.66
Total risk-based capital ratio	12.54	*	12.45	12.61
Tier 1 leverage ratio	9.07	*	9.04	8.72
Tangible common equity ratio	5.84		5.52	7.52
*    Ratios are preliminary

Capital

•Preliminary CET1 ratio improved 11 bps sequentially to 9.63%, and the preliminary total risk-based capital ratio of 12.54% increased 9 bps from the prior quarter as capital generated from earnings supported continued strong loan growth.

Fourth Quarter 2022 Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on Jan. 19, 2023. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 246 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our intended strategies, initiatives, and other operational and execution goals; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and adjusted pre-provision net revenue (PPNR) excluding PPP revenue are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; the ratio of total shareholders' equity to total assets; and PPNR, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted tangible efficiency ratio is a measure utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. Adjusted PPNR ex. PPP revenue is used by management to evaluate pre-provision net revenue exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons including PPP revenue. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	4Q22	3Q22	4Q21
Adjusted tangible efficiency ratio
Total non-interest expense	$308,996	$294,010	$295,207
Subtract/add: Restructuring charges	2,372	(956)	(5,958)
Subtract: Valuation adjustment to Visa derivative	(2,500)	—	(2,656)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	(1,557)	1,076	(995)
Adjusted non-interest expense	$307,311	$294,130	$285,598

Subtract: Amortization of intangibles	(2,118)	(2,118)	(2,379)
Adjusted tangible non-interest expense	$305,193	$292,012	$283,219

Net interest income	$501,346	$477,919	$392,313
Add: Taxable equivalent adjustment	1,131	972	884
Add: Total non-interest revenue	102,439	104,298	117,068
Total TE revenue	604,916	583,189	510,265
Subtract/add: Investment securities (gains) losses, net	—	—	(230)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	(1,557)	1,076	(995)
Adjusted revenue	$603,359	$584,265	$509,040
Efficiency ratio-TE	51.08%	50.41%	57.85%
Adjusted tangible efficiency ratio	50.58	49.98	55.64

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	4Q22	3Q22	4Q21
Adjusted return on average assets
Net income	$205,770	$203,044	$200,401
Add/subtract: Restructuring charges	(2,372)	956	5,958
Add: Valuation adjustment to Visa derivative	2,500	—	2,656
Subtract/add: Investment securities (gains) losses, net	—	—	(230)
Subtract/add: Tax effect of adjustments(1)	(31)	(228)	(2,121)
Adjusted net income	$205,867	$203,772	$206,664
Net income annualized	$816,370	$805,555	$795,069
Adjusted net income annualized	$816,755	$808,443	$819,917
Total average assets	$58,963,417	$58,055,979	$56,911,929
Return on average assets	1.38%	1.39%	1.40%
Adjusted return on average assets	1.39	1.39	1.44

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$197,479	$194,753	$192,110
Add/subtract: Restructuring charges	(2,372)	956	5,958
Add: Valuation adjustment to Visa derivative	2,500	—	2,656
Subtract/add: Investment securities (gains) losses, net	—	—	(230)
Subtract/add: Tax effect of adjustments(1)	(31)	(228)	(2,121)
Adjusted net income available to common shareholders	$197,576	$195,481	$198,373
Weighted average common shares outstanding, diluted	146,528	146,418	146,793
Net income per common share, diluted	$1.35	$1.33	$1.31
Adjusted net income per common share, diluted	1.35	1.34	1.35

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q22	3Q22	4Q21

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$197,479	$194,753	$192,110
Add/subtract: Restructuring charges	(2,372)	956	5,958
Add: Valuation adjustment to Visa derivative	2,500	—	2,656
Subtract/add: Investment securities (gains) losses, net	—	—	(230)
Subtract/add: Tax effect of adjustments(1)	(31)	(228)	(2,121)
Adjusted net income available to common shareholders	$197,576	$195,481	$198,373

Adjusted net income available to common shareholders annualized	$783,861	$775,550	$787,023
Add: Amortization of intangibles, tax effected, annualized	6,358	6,401	7,050
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$790,219	$781,951	$794,073

Net income available to common shareholders annualized	$783,476	$772,661	$762,176
Add: Amortization of intangibles, tax effected, annualized	6,358	6,401	7,050
Net income available to common shareholders excluding amortization of intangibles annualized	$789,834	$779,062	$769,226

Total average shareholders' equity less preferred stock	$3,742,927	$4,141,516	$4,730,828
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(28,174)	(30,214)	(36,805)
Total average tangible shareholders' equity less preferred stock	$3,262,363	$3,658,912	$4,241,633
Return on average common equity	20.93%	18.66%	16.11%
Adjusted return on average common equity	20.94	18.73	16.64
Return on average tangible common equity	24.21	21.29	18.14
Adjusted return on average tangible common equity	24.22	21.37	18.72

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2022	2022	2021
Tangible common equity ratio

Total assets	$59,731,378	$58,639,522	$57,317,226
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(27,124)	(29,242)	(35,596)
Tangible assets	$59,251,864	$58,157,890	$56,829,240

Total shareholders’ equity	$4,475,801	$4,229,715	$5,296,800
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(27,124)	(29,242)	(35,596)
Subtract: Preferred stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,459,142	$3,210,938	$4,271,669
Total shareholders’ equity to total assets ratio	7.49%	7.21%	9.24%
Tangible common equity ratio	5.84	5.52	7.52

(1) An assumed marginal tax rate of 24.3% for 4Q22, 23.8% for 3Q22, and 25.3% for 4Q21 was applied.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2022	2021
Adjusted pre-provision net revenue (PPNR) ex. PPP revenue
Net interest income	$1,796,900	$1,532,947
Add: Total non-interest revenue	409,336	450,066
Subtract: Total non-interest expense	(1,157,506)	(1,099,904)
Pre-provision net revenue	$1,048,730	$883,109

Net interest income	$1,796,900	$1,532,947
Add: Taxable equivalent adjustment	3,927	3,185
TE net interest income	1,800,827	1,536,132
Add: Total non-interest revenue	$409,336	$450,066
Total TE revenue	2,210,163	1,986,198
Subtract/add: Investment securities (gains) losses, net	—	799
Subtract/add: Fair value adjustment on non-qualified deferred compensation	4,054	(2,816)
Adjusted revenue	$2,214,217	$1,984,181
Subtract: PPP revenue	(13,866)	(94,733)
Adjusted revenue ex. PPP revenue	$2,200,351	$1,889,448

Total non-interest expense	$1,157,506	$1,099,904
Subtract: Earnout liability adjustments	—	(507)
Subtract: Loss on early extinguishment of debt	(677)	—
Subtract/add: Restructuring charges	9,690	(7,223)
Subtract: Valuation adjustment to Visa derivative	(6,000)	(2,656)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	4,054	(2,816)
Adjusted non-interest expense	$1,164,573	$1,086,702

Adjusted revenue ex. PPP revenue	$2,200,351	$1,889,448
Subtract: Adjusted non-interest expense	(1,164,573)	(1,086,702)
Adjusted PPNR ex. PPP revenue	$1,035,778	$802,746